Exhibit 31.3
CERTIFICATIONS
I, Alan Moret, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Alon USA Energy, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	April 28, 2017	By:	/s/ Alan Moret
Alan Moret
Interim Chief Executive Officer